THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

PROMISSORY NOTE

No. N-__	Date of Issuance

US $335,000	May 6, 2009

FOR VALUE RECEIVED, Excel Profit Global Group Limited, a British Virgin Islands corporation (the “Company”), hereby promises to pay Chen Dong (the “Lender”), the principal sum of Three Hundred Thirty Five Thousand United States Dollars (US$335,000), with no interest (this “Note”).  This Note is issued in connection with that certain Share Exchange Agreement dated March 3, 2009, as amended on May 6, 2009 (the “Exchange Agreement”), by and among the Company, China Electric Motor, Inc. (formerly known as SRKP 21, Inc.), a Delaware corporation (“China Electric”), Attainment Holdings Limited, a British Virgin Islands corporation (“Attainment”), and the designees listed on Schedule I of the Exchange Agreement (the “Designees”).  The principal shall be due and payable by the Company on or before the earlier of (a) six (6) months from the date of issuance of this Note or (b) upon the receipt by China Electric of at least $1 million in the Equity Financing, excluding the amounts received in the Equity Financing as of the date of this Note (the “Maturity Date”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

1.           Payment.  All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to Costs (as defined below), if any, and any remainder applied to principal.  The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

2.           Usury.  It is the intention of the parties hereto to strictly comply with all applicable usury laws.  Accordingly, notwithstanding any provisions to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such documents be construed to contract for, charge, or permit a receipt of interest in excess of the maximum amount permitted by applicable law.  If any such excess interest is contracted for, charged, or received under this Note or under the terms of any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or in the event that all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged, or received under this Note or under any of the instruments securing payment hereof shall exceed the maximum rate of interest permitted by law, then, in such event (i) neither the Company nor its successors or assigns, or any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in the excess of the maximum permitted by law; and (ii) any such excess shall be deemed a mistake and canceled automatically, and, if theretofore paid, shall, at the option of the holder of this Note, be refunded to the Company or applied as a credit against the then unpaid principal amount hereof, and (iii) the effective rate of interest shall be automatically reduced to the maximum contract rate allowed under such laws as now or hereafter construed by the court of appropriate jurisdiction, and, to the extent permitted by law, determination of the rate of interest shall be made by amortizing, prorating, allocating, and spreading in equal parts during the period of the fully stated term of the loan evidenced hereby all interest at any time contracted for, charged, or received from the Company in connection with the loan evidenced by this Note.

3.           Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Lender.

4.           Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth below. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

If to the Company:

Excel Profit Global Group Limited
c/o Shenzhen Yuepengcheng Motor Co., Ltd.
Sunna Motor Industry Park
Jian’an Fuyong Hi-Tech Park, Baoan District
Shenzhen, Guangdong
People’s Republic of China
Attention:  Yue Wang
Fax: [(__) __________]

If to the Lender:

Chen Dong
[INSERT ADDRESS]
Fax: [(___] _________]

5.           Successors and Assigns.  This Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Lender.  The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company and any other Lenders.

6.           Officers and Directors Not Liable.  In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

7.           Expenses.  The Company hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note (“Costs”) in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise.  The Company agrees that any delay on the part of the holder in exercising any rights hereunder will not operate as a waiver of such rights.  The holder of this Note shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

8.           Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

9.           Approval.  The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company’s execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.  In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family or household purpose.

10.           Waiver.  THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY OF, UNDER OR IN CONNECTION WITH THIS NOTE, OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ACCEPTING THIS NOTE.

Excel Profit Global Group Limited

By:	/s/ Li JianRong
Name:	Li JianRong
Title:	Director of the Board